UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2010
TELEFLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 South Limerick Road, Limerick, Pennsylvania	19468

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 948-5100
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Results of Operations and Financial Condition.
On July 22, 2010, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the second quarter ended June 27, 2010. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes information regarding certain financial measures that exclude the effect of special charges related to restructuring and impairment, transaction-related charges, gain/loss on sale of assets, the impact of changes in accounting rules, an income tax refund related to gains on a business divestiture and intangible amortization expense, which are non-GAAP financial measures. The Press Release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Management believes that the use of financial measures that exclude the effect of special charges related to restructuring and impairment, transaction-related charges, gain/loss on sale of assets, the impact of changes in accounting rules, an income tax refund related to gains on a business divestiture and intangible amortization expense provide useful information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations. In addition, management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results and to assist in our evaluation of period-to-period comparisons. However, such non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, such non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2010, the Company announced certain organizational and leadership changes associated with the consolidation of its Corporate and Medical executive management teams to create a single leadership team, which will report directly to Jeffrey P. Black, Chairman and Chief Executive Officer. In connection with this consolidation, the Company announced that it has eliminated the position of President, Teleflex Medical. As a result, on July 19, 2010, the Company notified R. Ernest Waaser that his employment with the Company will be terminated, effective August 19, 2010. For additional information on this announcement, see the Press Release furnished as Exhibit 99.1 to this Current Report.
In connection with his termination of employment, Mr. Waaser is entitled to receive severance compensation in accordance with the terms of his Senior Executive Officer Severance Agreement with the Company, which has been previously filed.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release, dated July 22, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2010	TELEFLEX INCORPORATED
	By:	/s/ Richard A. Meier
		Name:	Richard A. Meier
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 22, 2010